ANADIGICS, INC. ANNOUNCES RESIGNATION OF CEO DR. BAMI BASTANI;
APPOINTS GILLES DELFASSY CHAIRMAN OF THE BOARD TO LEAD THROUGH TRANSITION

WARREN, NJ, August 18, 2008 — ANADIGICS, Inc. (Nasdaq: ANAD), a leading provider of semiconductor solutions in the broadband wireless and wireline communications markets, today announced the resignation of President and Chief Executive Officer Dr. Bami Bastani, and the appointment of Gilles Delfassy as chairman of the board.  Mr. Delfassy, who has been a director of the company since January 2008, will assume the responsibilities of the CEO until the completion of the company’s search for a permanent replacement.

Delfassy, 53, is a respected industry veteran with nearly 30 years of experience in global business development and wireless technology. He led Texas Instruments’ wireless terminals business unit since its inception in 1995, growing it into a multibillion dollar operation. Under his guidance, TI became the world’s leading supplier of semiconductors for wireless handsets. Previously he managed Texas Instruments’ European digital signal processing operations and its European automotive electronics business.

Ron Rosenzweig, founder of the company and vice chairman of the board expressed his appreciation of Bastani’s tenure at the company. “Bami has made a significant contribution to Anadigics by guiding us over the past ten years. We thank Bami and wish him all the best in his future endeavors.” And on the appointment of Delfassy he remarked, “Gilles is the ideal person to move the company forward during our CEO search. His extensive understanding of the semiconductor industry coupled with his knowledge of our customers and his experience in managing a business with high-volume manufacturing operations will help ensure a smooth transition.”

About his new role Gilles stated, “Anadigics is a great company with innovative technology and talented people. I am looking forward to working more closely with the team. We will work hard to make sure we keep the confidence and trust of our customers during this transition and beyond.”

About ANADIGICS

ANADIGICS, Inc. (Nasdaq: ANAD) is a leading provider of semiconductor solutions in the rapidly growing wireless handset and broadband communication markets. Founded in 1985 and headquartered in Warren, NJ, the company's award- winning products include power amplifiers for wireless handsets, WLAN and WiMAX; CATV tuner integrated circuits, active splitters and CATV infrastructure line amplifier ICs, which can be sold individually or packaged as integrated RF and front end modules.  For more information, visit:www.anadigics.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 — Forward−looking statements in this release do not constitute guarantees of future performance.  Such forward−looking statements are subject to risks and uncertainties that could cause our actual results to differ materially from those anticipated.  Such statements may relate, among other things, to our relationship with our distributors; our need to continually recruit new distributors; our internal controls and accounting methods that may require further modification; regulatory matters governing our products and network marketing system; our ability to recruit and maintain key management; adverse publicity associated with our products or direct selling organizations; product liability claims; our reliance on outside manufacturers; risks associated with operating internationally, including foreign exchange risks; product concentration; dependence on increased penetration of existing markets; the competitive nature of our business; and our ability to generate sufficient cash to operate and expand our business.  For a more detailed discussion of the risks and uncertainties of our business, please refer to our Annual Report on Form 10−K for the fiscal year ended December 31, 2007 filed with the Securities and Exchange Commission.  We assume no obligation to update any forward−looking information contained in this press release or with respect to the announcements described herein.